*** Exercise Your Right to Vote ***
Important Notice Regarding the Availability of Proxy Materials for the
Shareholder Meeting to Be Held on October 24, 2012.

Meeting Information
KAISER FEDERAL FINANCIAL GROUP INC.
Meeting Type: Annual Meeting
For holders as of: September 6, 2012
Date: October 24, 2012 Time: 5:00 PM Pacific Time
	Location:	Kaiser Federal Bank 1359 North Grand Avenue Covina, California 91724

You are receiving this communication because you hold shares in the above named company.
KAISER FEDERAL FINANCIAL GROUP, INC.
1359 NORTH GRAND AVENUE COVINA, CA 91724
This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com or easily request a paper copy (see reverse side).

We encourage you to access and review all of the important information contained in the proxy materials before voting.

See the reverse side of this notice to obtain proxy materials and voting instructions.

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—— Before You Vote ——
How to Access the Proxy Materials
Proxy Materials Available to VIEW or RECEIVE:

NOTICE AND PROXY STATEMENT ANNUAL REPORT ON FORM 10-K PROXY CARD

How to View Online:
Have the information that is printed in the box marked by the arrow Ú	XXXX XXXX XXXX	(located on the following page) and visit: www.proxyvote.com.
How to Request and Receive a PAPER or E-MAIL Copy:
If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request:
1) BY INTERNET:	www.proxyvote.com
2) BY TELEPHONE:	1-800-579-1639
3) BY E-MAIL*:	sendmaterial@proxyvote.com

* If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow Ú	XXXX XXXX XXXX
(located on the following page) in the subject line.

Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before October 10, 2012 to facilitate timely delivery.

—— How To Vote ——
Please Choose One of the Following Voting Methods

Vote In Person: Many shareholder meetings have attendance requirements including, but not limited to, the possession of an attendance ticket issued by the entity holding the meeting. Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares.

Vote By Internet: To vote now by Internet, go to www.proxyvote.com. Have the information that is printed in the box marked by the arrow
Ú	XXXX XXXX XXXX	(located on the following page) available and follow the instructions.

Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card.

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Voting Items

The Board of Directors recommends a vote “FOR”
Proposals 1, 2 and 3.

1.	The election as Directors of all nominees listed below
(except as marked to the contrary) each to serve for
the terms ending as listed below.

Nominees:

	01)	Giovani O. Dacumos (2015)
	02)	Michael J. Sacher (2015)
	03)	Robert C. Steinbach (2015)
	04)	Dustin Luton (2014)

2.	The approval of Crowe Horwath LLP as the Company’s independent registered public accounting firm for the year ending June 30, 2013.

3.	An advisory, non-binding resolution with respect to our executive compensation.

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M49662-P30114